ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140386093-86
	Filing Date and Time 05/28/2014 12:05 PM
	Entity Number E0277752014-2

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: AVANGARD INNOVATIVE TECHNOLOGIES INC

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below)

PUBCO SERVICE
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
1812 WEDGE PKWY	RENO	Nevada	89511

Mailing Address (if different from street address)	City	State	Zip Code
1812 WEDGE PKWY	RENO	Nevada	89511

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 525000000 — Par value per share: $ 0.0010 — Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	VADIM ENIKEEV	1812 WEDGE PKWY	RENO	NV	89511
2)	SERJ PANKOV	1812 WEDGE PKWY	RENO	NV	89511

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name	Incorporator Signature		
VADIM ENIKEEV	X VADIM ENIKEEV		
Address	**City**	**State**	**Zip Code**
1812 WEDGE PKWY	RENO	NV	89511

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X PUBCO SERVICE — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 5/28/2014

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **AVANGARD INNOVATIVE TECHNOLOGIES INC**, did on May 28, 2014, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on May 28, 2014.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20140528-2846
You may verify this certificate
online at **http://www.nvsos.gov/**